SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 27, 2006
(Date of earliest event report):

AMS HEALTH SCIENCES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

OKLAHOMA	001-13343	73-1323256
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

711 NE 39th Street, Oklahoma City, OK 73105
(Address of Principal Executive Offices) (Zip Code)

Issuer’s telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2006, Steven Dickey, director of AMS Health Sciences, Inc. (the “Company”), resigned his position effective immediately. Mr. Dickey also resigned his position from the audit committee of the board of directors.

On November 29, 2006, the Company announced that the board of directors had approved the appointment of Richard C. Wiser as an independent director of the Company. Mr. Wiser was appointed to fill the vacancy left by the resignation of Mr. Dickey. Mr. Wiser has also been appointed to serve on the audit committee of the board of directors.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed with this Form 8-K and is identified by the number indicated:

Exhibit No.	Description
99.1	Press Release dated November 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMS HEALTH SCIENCES, INC.

/s/ ROBIN L. JACOB
November 29, 2006	Robin L. Jacob Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
99.1	Press Release dated November 20, 2006	Filed herewith electronically